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PEGASUS GOLD INC.                                      DAYTON MINING CORPORATION
601 WEST FIRST AVENUE                                         200 BURRARD STREET
SUITE 1500                                         SUITE 1610, WATERFRONT CENTRE
SPOKANE, WASHINGTON 99204                                VANCOUVER, B.C. V6C 3L6
(509) 624-4653 - FAX (509) 838-8317          (604) 662-8383 - FAX (604) 684-1329


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                               JOINT NEWS RELEASE
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SPOKANE, WASH., VANCOUVER, B.C. - SEPTEMBER 27, 1996 - Pegasus Gold Inc. (PGU:
AMEX; TSE; ME), and Dayton Mining Corporation (DAY: AMEX; TSE), today announced that following a final due diligence review of business and operations of the two companies, the companies have concluded that the previously announced merger will not proceed.

"Although we have great respect for Pegasus, it became obvious following the final detail review that this transaction was not in the best interests of Dayton. We will continue to be committed to the growth of the company and the enhancement of shareholder value," stated Wayne D. McClay, Dayton's Chairman and Chief Executive Officer.

"While we are disappointed that this transaction was not completed, it will not deter us from delivering value to our shareholders by pursuing our international growth strategy," said Werner G. Nennecker, President and Chief Executive of Pegasus Gold Inc.


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FOR FURTHER INFORMATION, CONTACT:

John W. Pearson                               Diane R. Thomas
Director, Investor Relations                  Vice President, Investor Relations

509-624-4653                                  604-662-8383